Exhibit 10.3

COMMON UNIT PURCHASE AGREEMENT

This COMMON UNIT PURCHASE AGREEMENT, dated as of August 1, 2022 (this “Agreement”), is entered into by and among Blueapple, Inc., a New York corporation (“Blueapple”), EVO Payments, Inc., a Delaware corporation (the “Company”), Global Payments Inc., a Georgia corporation (“Parent”). Blueapple, the Company and Parent are referred to herein as the “Parties” and are each individually referred to herein as a “Party”. Capitalized terms used but not defined herein have the meanings ascribed to such terms as set forth in the Merger Agreement (defined below).

RECITALS

WHEREAS, as of the date hereof, Blueapple is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) and the holder of record, of 32,163,538 Common Units of EVO Investco, LLC, a Delaware limited liability company (“OpCo”);

WHEREAS, concurrently with the execution of this Agreement, Parent, Merger Sub and the Company are entering into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), providing for, among other things, the acquisition of the Company by Parent by means of a merger of Merger Sub with and into the Company pursuant to the terms and conditions of the Merger Agreement (the “Merger”); and

WHEREAS, in connection with the consummation of the Merger, the Company, Parent and Blueapple desire to enter into this Agreement to provide for, among other matters, the acquisition by Company, to occur concurrently with the Merger, of all of Blueapple’s Common Units in exchange for the Purchase Price (as defined below) paid to Blueapple in respect of each such Common Unit so acquired.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth below and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1.    Certain Definitions. For purposes of this Agreement, the following terms shall have the following respective meanings:

(a)    “Lien” means any lien, encumbrance, hypothecation, adverse claim, charge, mortgage, security interest, pledge or option, proxy, right of first refusal or first offer, preemptive right, deed of trust, servitude, voting trust, transfer restriction or any other similar restriction.

(b)    “Permitted Lien” means any (i) Lien arising under this Agreement, (ii) applicable restrictions on transfer under the Securities Act of 1933, as amended, and (iii) Lien arising under the OpCo LLC Agreement that do not prohibit the transactions contemplated by this Agreement.

(c)    “Termination Date” means the earliest to occur of (i) the Effective Time of the Merger; (ii) the date on which the Merger Agreement is validly terminated pursuant to Article 10 in accordance with its terms; (iii) the termination of this Agreement by mutual written consent of the Parties; and (iv) the date of any modification, waiver or amendment to the Merger Agreement effected without Blueapple’s consent that (x) decreases the amount, or changes the form, of Merger Consideration (as defined in the Merger Agreement) or (y) has a disproportionate impact on the consideration per Common Units to be received by Blueapple relative to the consideration per share of Class A Common Stock to be received by holders of shares of Class A Common Stock.

(d)    “Transfer” A Person shall be deemed to have effected a “Transfer” of a Common Unit if such Person, directly or indirectly, in whole or in part, whether or not for value and whether voluntary or involuntary, (i) sells, pledges, creates a Lien with respect to (other than those (i) created by this Agreement or (ii) arising under applicable securities laws), assigns, exchanges, grants an option with respect to, transfers, gifts, distributes, dividends, disposes of (by merger, by testamentary disposition, by operation of law or otherwise) or enters into any derivative or hedging arrangement with respect to such Common Unit or any interest therein, whether or not for value, (ii) enters into an agreement, swap, arrangement, understanding or commitment providing for the sale, pledge, creation of a Lien (other than those (i) created by this Agreement or (ii) arising under applicable securities laws), assignment, exchange, transfer, gift, disposition of or any derivative or hedging arrangement with respect to, or grant of an option with respect to, such Common Unit or any interest therein, (iii) deposits (or permits the deposit of) a Common Unit in a voting trust, or grants any proxy or power of attorney or enters into any voting agreement, arrangement, understanding or commitment with respect to any Common Unit (other than this Agreement) or (iv) agrees or commits (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i), (ii) or (iii).

(e)    “Willful and Material Breach” means a material breach of, or a material failure to perform, any covenant, representation, warranty or agreement set forth in this Agreement, in each case that is a consequence of an act undertaken by the breaching party or the failure by the breaching party to take an act it is required to take under this Agreement, with the actual knowledge that the taking of or failure to take such act would, or would be reasonably expected to, result in, constitute or cause a breach of this Agreement.

2.    Purchase and Sale of Common Units.

(a)    Sale of Common Units. Blueapple, in consideration of the receipt of the Purchase Price in accordance with Section 2(b), hereby agrees to irrevocably sell, assign, transfer, deliver, and convey to the Company, free and clear of all Liens (other than Permitted Liens), all Common Units beneficially owned and held of record by Blueapple (the “Purchased Units”). The sale, assignment and transfer contemplated by this Section 2(a) is conditioned upon the closing of the Merger (the “Closing”) and will occur concurrently with the Closing (with it being acknowledged and agreed that, except as set forth in the OpCo LLC Agreement, none of Parent, the Company, or any of their respective Affiliates shall have any right or obligation to acquire the Purchased Units if the Closing does not occur for any reason).

(b)    Payment of the Purchase Price. In consideration of the sale, assignment and transfer of the Purchased Units in accordance with Section 2(a), at the Closing the Company shall pay or cause to be paid, an aggregate amount in cash equal to the the Merger Consideration (as defined in the Merger Agreement) times the number of Purchased Units (the “Purchase Price”). The payment of the Purchase Price to Blueapple hereunder shall be made by wire transfer of immediately available funds to such bank account(s) as designated by Blueapple the Company in writing (with a copy to Parent) at least three Business Days in advance of the Closing. The Purchase Price payable hereunder shall be subject to the adjustment provisions of Section 2.02(c) of the Merger Agreement, which shall apply hereto mutatis mutandis.

(c)    Transfer Restrictions.

(i)    Except as expressly contemplated by this Agreement, prior to the Termination Date, Blueapple shall not, and shall cause each of its controlled Affiliates not to, (i) Transfer (or permit or cause the Transfer of) any Common Units, (ii) deposit (or permit the deposit of) any Common Units in a voting trust, or grant any proxy or power of attorney or enter into any voting agreement or similar agreement with respect to any Common Units, (iii) deliver any Sale Notice or exercise any Piggyback Sale Right (in each case as defined in the OpCo LLC Agreement) pursuant to Article XI of the OpCo LLC Agreement or exercise any registration rights under the Registration Rights Agreement, or (iv) knowingly take or cause the taking of any other action that would materially restrict or prevent the performance of Blueapple’s obligations hereunder, excluding any involuntary bankruptcy filing. Any action taken in violation of the foregoing sentence shall be null and void ab initio and Blueapple agrees that any such prohibited action may and should be enjoined. If any involuntary Transfer of any Common Units shall occur (including, but not limited to, a sale by Blueapple’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees from Blueapple (“Direct Transferees”) and any and all transferees (“Indirect Transferees”) of any Direct Transferee or any other Indirect Transferee) shall take and hold such Common Units subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until terminated in accordance with the terms hereof, and, as used herein (other than in Section 3 or where the context suggests otherwise), the term “Blueapple” shall include such Direct Transferees and Indirect Transferees.

(ii)    Notwithstanding the foregoing, Blueapple may make (i) Transfers of Common Units by will or for bona fide estate planning purposes, and (ii) Transfers of Common Units to any controlled Affiliate of Blueapple, so long as with respect to each of the foregoing clauses (i) and (ii) such (I) transferee agrees in writing to be bound by and comply with this Agreement prior to the consummation of any such transfer and (II) Transfer is otherwise permitted pursuant to the OpCo LLC Agreement.

(d)    Acknowledgement of Disposition Event. Blueapple irrevocably and unconditionally agrees: (a) that the Merger is a Disposition Event (as defined in the OpCo LLC Agreement), and (b) the Company has delivered to Blueapple (and this Agreement constitutes) the written notice contemplated by Section 10.09(b) of the OpCo LLC Agreement.

(e)    Closing Delivery. Prior to the Closing, Blueapple shall provide to Parent a properly completed and duly executed IRS Form W-9 of Blueapple.

(f)    Withholding. The Company and any other applicable withholding agent shall be entitled to deduct and withhold from the consideration otherwise payable hereunder such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign Tax law. Any amounts deducted or withheld and paid over or remitted to the appropriate Taxing Authority shall be treated for all purposes of this Agreement as having been paid to Person in respect of which such deduction or withholding was made. Notwithstanding the foregoing, if the Company intends to withhold under this Section 2(f), the Company shall provide the person with respect to whom it intends to withhold at least three (3) days written notice of such intention and shall reasonably cooperate with such person to reduce the potential withholding, including through accepting any relevant forms establishing an entitlement to reduced withholding; provided, that no such notice shall be required if any such withholding is required as a result of Blueapple’s failure to comply with the covenant in Section 2(e).

3.    Representations and Warranties of Blueapple.

Blueapple represents and warrants to Parent and the Company as follows:

(a)    Power; Binding Agreement. Blueapple has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Blueapple is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation (except to the extent the “good standing” concept is not applicable in any relevant jurisdiction). The execution and delivery by Blueapple of this Agreement, the performance by Blueapple of its obligations hereunder and the consummation by Blueapple of the transactions contemplated hereby have been duly and validly authorized by Blueapple and no other actions or proceedings on the part of Blueapple are necessary to authorize the execution and delivery by Blueapple of this Agreement, the performance by Blueapple of its obligations hereunder or the consummation by Blueapple of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Blueapple, and, assuming this Agreement constitutes a valid and binding obligation of Parent and the Company, constitutes a valid and binding obligation of Blueapple, enforceable against Blueapple in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance and other equitable remedies.

(b)    No Conflicts. No filing with, and no Permit, authorization, consent, or approval of, any Governmental Authority is necessary for the execution and delivery by Blueapple of this Agreement, the performance by Blueapple of its obligations hereunder and the consummation by Blueapple of the transactions contemplated hereby. None of the execution and delivery by Blueapple of this Agreement, the performance by Blueapple of its obligations hereunder or the consummation by Blueapple of the transactions contemplated hereby will (i) violate, contravene, conflict with or result in any breach of any organizational documents applicable to Blueapple; (ii) result in (with or without notice or lapse of time or both) a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, commitment, arrangement, understanding or other agreement to which Blueapple is a party or by which Blueapple or any of Blueapple’s properties or assets may be bound; (iii) result (with or without notice or lapse of time or both) in the creation or imposition of any Lien of any kind on the Common Units or any asset of Blueapple (other than a Permitted Lien); or (iv) violate any Order, writ, injunction, decree, judgment, order, statute, rule, or regulation or law applicable to Blueapple or any of Blueapple’s properties or assets, except, in the case of clauses (ii), (iii) or (iv), for such occurrences which would not, individually or in the aggregate, adversely affect or prevent or materially delay or materially impair in any material respect the ability of Blueapple to perform its obligations hereunder.

(c)    Ownership of OpCo Units. Blueapple is (i) the sole owner of record and beneficial owner of the number of Common Units set forth opposite Blueapple’s name on Schedule A, all of which are owned by Blueapple free and clear of any Liens (other than Permitted Liens) and (ii) does not own, beneficially or otherwise, any Common Units or shares of Class D Common Stock other than those described in the preceding clause (i). As of the date hereof, Blueapple has not entered into any agreement to Transfer such Purchased Units.

(d)    Voting and Disposition Power. Blueapple has full and sole voting power with respect to Blueapple’s Common Units and full and sole power of disposition, full and sole power to issue instructions with respect to the matters set forth herein and full and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of Blueapple’s Common Units. Except for the OpCo LLC Agreement, none of Blueapple’s Common Units are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Common Units.

(e)    Reliance. Blueapple has been represented by or had the opportunity to be represented by independent counsel of its own choosing and has had the right and opportunity to consult with its attorney, and to the extent, if any, that Blueapple desired, Blueapple availed itself of such right and opportunity and Blueapple is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence. Blueapple understands and acknowledges that the Company and Parent are entering into the Merger Agreement in reliance upon Blueapple’s execution, delivery and performance of this Agreement and the representations and warranties of Blueapple contained herein.

(f)    Absence of Litigation. There is no action, suit, claim, proceeding, charge, arbitration or investigation pending against, or, to the knowledge of Blueapple, threatened in writing against Blueapple or any of Blueapple’s properties or assets (including the Purchased Units) before or by any Governmental Authority that would reasonably be expected to prevent or materially delay or impair the consummation by Blueapple of the transactions contemplated by this Agreement or otherwise materially impair Blueapple’s ability to perform its obligations hereunder.

(g)    Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Blueapple.

4.    Representations and Warranties of Parent.

Parent represents and warrants to Blueapple as follows:

(a)    Power; Binding Agreement. Parent has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Parent is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation (except to the extent the “good standing” concept is not applicable in any relevant jurisdiction). The execution and delivery by Parent of this Agreement, the performance by Parent of its obligations hereunder and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by Parent and no other actions or proceedings on the part of Parent are necessary to authorize the execution and delivery by Parent of this Agreement, the performance by Parent of its obligations hereunder or the consummation by Parent of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent, and, assuming this Agreement constitutes a valid and binding obligation of Blueapple and the Company, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance and other equitable remedies.

(b)    No Conflicts. Except for filings under the Exchange Act, no filing with, and no Permit, authorization, consent, or approval of, any Governmental Authority is necessary for the execution and delivery by Parent of this Agreement, the performance by Parent of its obligations hereunder and the consummation by Parent of the transactions contemplated hereby. None of the execution and delivery by Parent of this Agreement, the performance by Parent of its obligations hereunder or the consummation by Parent of the transactions contemplated hereby will (i) violate, contravene, conflict with or result in any breach of any organizational documents applicable to Parent; (ii) result in (with or without notice or lapse of time or both) a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, commitment, arrangement, understanding or other agreement to which Parent is a party or by which Parent or any of Parent’s properties or assets may be bound; or (iii) violate any Order, writ, injunction, decree, judgment, order, statute, rule, or regulation or law applicable to Parent or any of Parent’s properties or assets, except, in the case of clauses (ii) and (iii), for such occurrences which would not, individually or in the aggregate, adversely affect or prevent or materially delay or materially impair in any material respect the ability of Parent to perform its obligations hereunder.

5.    Representations and Warranties of the Company.

The Company represents and warrants to Parent and Blueapple as follows:

(a)    Power; Binding Agreement. The Company has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation (except to the extent the “good standing” concept is not applicable in such jurisdiction). The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company and no other actions or proceedings on the part of the Company are necessary to authorize the execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, and, assuming this Agreement constitutes a valid and binding obligation of Blueapple and Parent, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance and other equitable remedies.

(b)    No Conflicts. Except for filings under the Exchange Act, no filing with, and no Permit, authorization, consent, or approval of, any Governmental Authority is necessary for the execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby. None of the execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated hereby will (i) violate, contravene, conflict with or result in any breach of any organizational documents applicable to the Company; (ii) result in (with or without notice or lapse of time or both) a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, commitment, arrangement, understanding or other agreement to which the Company is a party or by which the Company or any of the Company’s properties or assets may be bound; or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule, or regulation applicable to the Company or any of the Company’s properties or assets, except, in the case of clauses (ii) and (iii), for such occurrences which would not, individually or in the aggregate, adversely affect or prevent or materially delay or materially impair in any material respect the ability of the Company to perform its obligations hereunder.

6.    Further Assurances. Subject to the terms and conditions of this Agreement, each Party shall use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such Party’s obligations under this Agreement.

7.    Termination.

(a)    Subject to Section 7(c), this Agreement shall automatically and immediately terminate as of the Termination Date, without the need for any further action on the part of (or notice to) any Party or other Person.

(b)    Subject to Section 7(c), following the termination of this Agreement, all obligations of each of the Parties under this Agreement will terminate, without any liability or other obligation on the part of any Party to any Person in respect of this Agreement or the obligations hereunder, and no Party shall have any Claim against another Party (and no Person shall have any rights against another Party hereto), whether under contract, tort or otherwise, with respect to this Agreement or the obligations under this Agreement. Notwithstanding the foregoing, nothing in this Agreement or any termination of this Agreement shall relieve any Party from liability from any Willful and Material Breach of this Agreement prior to such termination; provided, that in the event the Effective Time shall have occurred, Blueapple shall not have any liability or other obligation hereunder whatsoever, including with respect to any Willful and Material Breach occurring prior thereto (other than any breach of Blueapple’s covenants in Section 8).

(c)    Section 7(b), Section 8, Section 9 and Section 10 shall survive the termination of this Agreement, and shall continue to apply to and bind each Party hereto in accordance with their terms upon and following termination of the rights and obligations of a party to this Agreement.

8.    Expenses. All fees and expenses incurred in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees and expenses, whether or not the Merger or the transactions contemplated by this Agreement are consummated.

9.    Related Party Agreements. Blueapple acknowledges and agrees that the Contracts set forth on Schedule B hereto will be terminated, without any further rights, privileges, liabilities or obligations of any kind or nature whatsoever applicable to any of the parties thereto (or, for those Contracts that cannot be terminated, acknowledges and agrees to waive, and to cause all of its Affiliates to waive, all rights, privileges, liabilities or obligations of any kind or nature whatsoever applicable to any of the parties thereto that are a Party to this Agreement), effective and conditioned upon the occurrence of the Effective Time (excluding, for the avoidance of doubt, (i) any confidentiality, non-compete or similar obligations applicable to Blueapple or its Affiliates thereunder in accordance with their terms and (ii) any indemnification or contribution obligations in favor of Blueapple or its Affiliates thereunder, in each case of clauses (i) and (ii), which shall survive such termination.

10.    Miscellaneous.

(a)    Intended Tax Treatment. For United States federal tax purposes (including Section 741 of the Code) and for similar purposes under state and local law, the Parties agree to treat the purchase and sale of the Common Units pursuant to this Agreement as a purchase of partnership interests by the Company and a sale of partnership interests by Blueapple in exchange for the Purchase Price (the “Intended Tax Treatment”). Parent and the Company will promptly provide Blueapple with such additional information and assistance as Blueapple may reasonably request in connection with tax reporting matters relating to the payments contemplated by this Agreement. As part of the Intended Tax Treatment, the Purchase Price hereunder will be further allocated to and among the assets of the Company for purposes of Section 743 of the Code and otherwise as required for purposes of the Code as reasonably determined by the Company consistent with the applicable provisions of the Code and the regulations thereunder and the Company shall provide such allocation to Blueapple for Blueapple’s review and comment prior to finalization. The Parties shall file all Tax Returns in a manner that is consistent with the Intended Tax Treatment hereunder and shall not take a position on any Tax Return or in connection with any administrative or judicial or similar proceeding in respect of Taxes that is inconsistent with the Intended Tax Treatment, except as otherwise required by a determination within the meaning of Section 1313(a) of the Code.

(b)    Amendment and Waivers. Any provision of this Agreement may be amended or waived at any time prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement or, in the case of a waiver, by each

Party against whom the waiver is to be effective; provided, that a waiver by the Company shall require the witten consent of Parent. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

(c)    Entire Agreement. This Agreement, the Merger Agreement (including any exhibits hereto) and other agreements among the Parties as contemplated by or referred to herein and therein constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the Parties with respect to the subject matter hereof.

(d)    Governing Law. This Agreement and all Claims and causes of action hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State.

(e)    Consent to Jurisdiction. Each of the Parties irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware for the purposes of any suit, action or other proceeding arising out of or related to this Agreement, the other agreements contemplated hereby or any transaction contemplated hereby (or, solely if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any such suit, action or other proceeding, any state or federal court within the State of Delaware) (the “Chosen Court”). Each of the Parties agrees to commence any action, suit or proceeding relating hereto in the applicable Chosen Court pursuant to the immediately preceding sentence. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the applicable Chosen Court, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the Parties irrevocably waives any objections or immunities to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or relating to this Agreement or the transactions contemplated hereby which is instituted in any such court. Notwithstanding the foregoing, the Parties agree that a final trial court judgment in any such suit, action or other proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law; provided, however, that nothing in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment. Each of the Parties agrees that service of process, summons, notice or document by registered mail addressed to it at the addresses set forth in Section 10(h) shall be effective service of process for any suit, action or proceeding brought in any such court.

(f)    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE MERGER, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g)    Specific Performance. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 10(e) without proof of damages, this being in addition to any other remedy to which they are entitled under this Agreement and any other agreement executed in connection herewith, at law or in equity, and the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, the Parties would not have entered into this Agreement. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or in equity. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 10(g) shall not be required to provide any bond or other security in connection with any such order or injunction.

(h)    Notices. All notices, requests and other communications to any Party hereunder shall be in writing (including email (provided, that such email states that it is a notice delivered pursuant to this Section 10(h)) and shall be given, if to Parent, to:

Global Payments Inc.

3550 Lenox Road

Atlanta, Georgia 30326

Attention:	David Green
Email:	[*****]

with a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:	Jacob A. Kling
Email:	JAKling@wlrk.com

if to the Company, to:

EVO Payments, Inc.

Ten Glenlake Parkway

South Tower, Suite 950

Atlanta, Georgia 30328

Attention:	Kelli E. Sterrett
Email:	[*****]

with a copy to (which shall not constitute notice):

King & Spalding LLP

1180 Peachtree Street NE

Atlanta, Georgia 30309

Attention:	Keith Townsend

Zach Cochran

Robert Leclerc

Email:	KTownsend@KSLAW.com

ZCochran@KSLAW.com

RLeclerc@KSLAW.com

if to Blueapple, to:

Blueapple, Inc.

515 Broadhollow Road

Melville, New York 11747

Attention:	Rafik R. Sidhom
Email:	[*****]

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Ave.

New York City, New York 10022

Attention:	Rachael G. Coffey, P.C.
Email:	rachael.coffey@kirkland.com

and

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Attention:	Richard J. Campbell, P.C.

Rachel Cantor

Christine Lehman

Email:	rcampbell@kirkland.com

rachel.cantor@kirkland.com

christine.lehman@kirkland.com

or to such other address or email address as such party may hereafter specify for the purpose by notice to the other Parties. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

(i)    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(j)    Construction. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections are to Sections of this Agreement unless otherwise specified.

The definition of terms herein shall apply equally to the singular and the plural. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “shall” shall be construed to have the same meaning as the word “will”. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. The word “extent” in the phrase “to the extent” means the degree to which a subject or thing extends, and such shall not mean simply “if”. The word “or” shall not be exclusive. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. Unless otherwise specified, references to any statute or law or any provision thereof shall be deemed to refer to such same as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or Contract are to that agreement or Contract as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. The phrase “date hereof” or “date of this Agreement” shall be deemed to refer to the date set forth in the preamble of this Agreement. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. The measure of a period of one (1) month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date; and, if no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one (1) month following February 18 is March 18 and one (1) month following March 31 is May 1). References to “law”, “laws” or to a particular statute or law shall be deemed also to include any Applicable Law. Any references in this Agreement to “dollars” or “$” shall be to U.S. dollars. The terms “beneficially own,” “beneficially owned” and “beneficial owner” shall each have a correlative meaning.

(k)    Assignment. No party may assign, delegate or otherwise transfer, by operation of law or otherwise, any of its rights or obligations under this Agreement without the consent of each other party hereto; provided, that Parent or Merger Sub may assign this Agreement to any of its Affiliates in connection with the consummation of the Transactions (provided such assignment is in connection with an assignment of the Merger Agreement to the same Affiliate). No assignment by any Party shall relieve such Party of any of its obligations hereunder. Any purported assignment of this Agreement without the consent required by this Section 10(k) is null and void.

(l)    Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by all of the other Parties hereto. Until and unless each Party has received a counterpart hereof signed by the other Parties, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Delivery of an executed counterpart of a signature page to this Agreement by “.pdf” format, scanned pages or electronic signature such as DocuSign shall be effective as delivery of a manually executed counterpart to this Agreement.

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IN WITNESS WHEREOF, the Parties have executed or caused this Agreement to be executed as of the date first written above.

BLUEAPPLE:

BLUEAPPLE, INC.

By:	/s/ Ray Sidhom
Name:	Ray Sidhom
Title:	Chief Executive Officer

PARENT:

GLOBAL PAYMENTS INC.

By:	/s/ David L. Green
Name:	David L. Green
Title:	Senior Executive Vice President, General Counsel and Corporate Secretary

COMPANY:

EVO PAYMENTS, INC.

By:	/s/ James G. Kelly
Name:	James G. Kelly
Title:	Chief Executive Officer

[Signature Page to Common Unit Purchase Agreement]

Schedule A

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Schedule B

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